                                                                  Exhibit 10.48

                   RESTATED AND CONSOLIDATED PROMISSORY NOTE


$5,450,728.32                                              As of April 1, 1997
                                                         Southfield, Michigan

         FOR VALUE RECEIVED, the undersigned, Major Realty Corporation, a Delaware corporation ("Major Realty" or "Major"), promises to pay to the order of ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation ("AIC") at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102, on May 31, 1998, the sum of FIVE MILLION, FOUR HUNDRED FIFTY THOUSAND, SEVEN HUNDRED TWENTY EIGHT AND 32/100 DOLLARS ($5,450,728.32), together with interest on the unpaid principal balance remaining from time to time, from the date hereof at the rate set forth herein.

         Interest on the unpaid principal balance of this Note shall accrue and be calculated on a daily basis, based upon a three hundred sixty (360) day year, and shall be paid upon the actual number of days upon which the principal balance remains outstanding from time to time, at a rate per annum equal to 250 basis points in excess of the "prime rate" of Citibank, N.A., as announced from time to time by such financial institution (with any change in such rate to be effective on the date of any such change). Interest in the foregoing amount shall be compounded quarterly in arrears on the first day of July, October, January and April, commencing July 1, 1997.

         Notwithstanding anything herein to the contrary, this Note immediately shall be due and payable in the event of a Change in Control of Major Realty. For purposes of this Note, a "Change in Control" shall be deemed to have occurred:

                  (1) if any person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") in effect on the date hereof) or any group of persons acting in concert, other than Mortgagor, or any subsidiary of Mortgagor, or employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Major Realty, or AIC becomes the


   -----------------------------------------------------------------------

THIS NOTE IS A RESTATEMENT, CONSOLIDATION AND REPLACEMENT OF (1) THAT CERTAIN RENEWAL AND CONSOLIDATION PROMISSORY NOTE DATED AS OF OCTOBER 19, 1995, IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,064,144.29, MADE BY MAJOR REALITY IN FAVOR OF AIC, AND (2) THAT CERTAIN PROMISSORY NOTE DATED AS OF APRIL 1, 1997, IN THE ORIGINAL PRINCIPAL AMOUNT OF $386,584.03, MADE BY MAJOR REALITY IN FAVOR OF AIC. NO ADDITIONAL FUNDS HAVE BEEN ADVANCED HEREBY. FLORIDA DOCUMENT TAX WAS PAID IN CONNECTION WITH THE EXECUTION OF THE ORIGINAL PROMISSORY NOTES REPLACED BY THIS RESTATED AND CONSOLIDATED PROMISSORY NOTE.

         "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed to be the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of Major Realty representing fifty percent (50%) or more of the combined voting power of all classes of Major Realty's then outstanding securities ordinarily having the power to vote in the election of directors ("voting stock"); or

                  (2) upon the sale, in a single transaction or a series of related transactions, of fifty percent (50%) or more of Major Realty's assets as they exist on the date hereof and valued at book value on the date hereof.

         IT IS SPECIFICALLY AGREED THAT TIME IS OF THE ESSENCE OF THIS NOTE. For purposes of this Note the term "Business Day" means a day that is not a Saturday, a Sunday or a day on which institutional lenders are closed pursuant to authorization or requirement of law.

         This Note is secured by a Mortgage and Note Modification Agreement dated of even date, executed by Major Realty in favor of AIC which modifies that certain Mortgage and Security Agreement dated October 11, 1989, and recorded on October 12, 1989, in Official Records Book 4123, Page 1379, as modified by that certain Amendment to Mortgage Deed and Security Agreement dated August 29, 1991, and recorded on August 30, 1991, in Official Records Book 4321, Page 983, as further modified by that certain Notice of Limitation of Future Advances recorded on March 30, 1992, in Official Records Book 4391, Page 3509, as further modified by that certain Modification of Mortgage Deed and Security Agreement dated October 5, 1992, and recorded on October 7, 1992, in Official Records Book 4471, Page 2237, as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1994, and recorded March 1, 1994, in Official Records Book 4705, Page 657, as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1995, and recorded on February 2, 1995, in Official Records Book 4851, Page 969, and as further modified by that certain Notice of Limitation of Future Advances dated as of January 31, 1995, and recorded February 3, 1995, in Official Records Book 4851, Page 3487, and as further modified by that certain Mortgage and Note Modification Agreement executed by Mortgagor in favor of Mortgagee dated as of October 18, 1995, and recorded on October __, 1995, in Official Records Book ____, Page ____, and as further modified by those certain releases executed and recorded by PNC Bank, Kentucky, Inc. (formerly known as Citizens Fidelity Bank and Trust Company) and by Mortgagee, from time to time, all of the Public Records of Orange County, Florida (collectively, the "Mortgage").

         This Note may be prepaid in whole or in part at any time without penalty, upon five (5) days notice to AIC. All payments on this Note shall be applied first to payment of interest and then to payment of principal. If any payment is not made in full within fifteen (15) Business Days after the same is due, the holder of this Note shall have the option to declare the entire principal and accrued interest immediately due and payable upon notice to maker. Failure to exercise said option shall not constitute a waiver of the subsequent right to exercise same.

         Subject always to Major Realty's right to prepay this Note in whole or in part as set forth above, AIC shall have the right (but not the obligation), upon twenty (20) days' notice to Major Realty, to exchange and convert, in one or more installments, all or a portion of the outstanding indebtedness due under this Note (principal plus accrued but unpaid interest) into shares of the common stock, par value $0.01 per share, of Major Realty (the "Common Stock"). In the event that AIC elects to convert all or a portion of the indebtedness into the Common Stock, the conversion price shall be equal to the average closing price of the Common Stock as reported by NASDAQ during the thirty (30) day period immediately preceding the date of AIC's notice to Major Realty of its election. If only a portion of the indebtedness is converted into Common Stock, the amount converted shall be credited first against accrued and unpaid interest, and then against the principal due hereunder. Any portion of the outstanding balance due under this Note that is not converted into Common stock in accordance with this provision shall remain outstanding, accrue interest and be paid in accordance with the terms of this Note. Upon conversion of all of the outstanding indebtedness under this Note or otherwise upon satisfaction of all obligations and indebtedness under this Note, AIC shall return the original Note to Major Realty marked "Paid and Canceled" and shall execute, acknowledge and deliver to Major Realty a satisfaction of mortgage, UCC-3 Termination Statement, and such additional documents as may be required to indicate that the Note has been paid in full and that the lien of the Mortgage has been released of record.

         In the event of default and acceleration of payment of the unpaid principal balance of the indebtedness evidenced by this Note, the interest rate on this Note shall be increased as of the date of default to the then current rate of interest plus three percent (3%) or the highest rate allowed by law, whichever is lower.

         In no event shall the holder of this Note be entitled to receive, nor shall the maker or any endorser or guarantor of its obligation be obligated to pay, any amount as interest in excess of the highest lawful rate permitted by applicable law. If the holder of this Note should receive an amount which would exceed the highest lawful rate, the amount which would constitute excess interest shall be returned forthwith.

         All persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (1) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (2) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the holder hereof and further consent that any real or personal property securing this Note or any part of such security may be released, exchanged, added to or substituted by the holder of this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any instrument securing this indebtedness; (3) agree that the holder of this Note shall not be required first to institute any suit, or to exhaust any of its remedies against the maker of this Note or any other person or party to become liable hereunder, in order to force payment of this Note; (4) agree that the maker of this Note may be released by the holder hereof from any or all liability under this instrument, and such release shall not in any way affect or modify the liabilities of the remaining parties hereto; and (5) agree that if this Note becomes in default and is placed in the hands of any attorney for collection, to pay all costs and expenses of collection of said monies by legal action, foreclosure or otherwise, including, but not limited to, attorneys' fees for negotiations, trial, appellate and bankruptcy proceedings, including fees incurred for collection and proof of attorneys' fees, and other legal services, shall be paid by the undersigned. Attorneys' fees shall also include hourly charges for paralegals and other staff members operating under the supervision of an attorney.

         Any obligor to this Note shall be in default hereunder upon: (a) nonpayment of any interest or principal hereunder within fifteen (15) Business Days of the date such payment is due or (b) any default under the terms and conditions of the Mortgage.

         AIC, BY ITS ACCEPTANCE HEREOF, AND MAJOR REALTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE SECURING THIS NOTE, AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ACCEPTANCE OF THIS NOTE BY AIC.

         This Note may not be negotiated, assigned or otherwise transferred without the prior written consent of Major Realty.

                                        MAJOR REALTY CORPORATION,
                                        a Delaware corporation

ATTEST:
                                        By:  /s/ David L. Treadwell
                                           ----------------------------------
                                             David L. Treadwell, Chairman
                                             and Chief Executive Officer

/s/ Gregory C. Yadley
-------------------------------
Gregory C. Yadley, Secretary
         [SEAL]